FIRST AMENDMENT TO
           CREDIT FACILITY AND SECURITY AGREEMENT ("Amendment")

     WHEREAS, PRAEGITZER INDUSTRIES, INC. (herein called the "Borrower") and KEY BANK OF WASHINGTON (herein called the "Bank") entered into a certain Credit Facility and Security Agreement dated April 12, 1996 (herein called the "Agreement"), and

     WHEREAS, the Borrower and the Bank have agreed to increase the amount of the revolving credit to $15,000,000, to extend the Termination Date to September 30, 1998, and to make certain other amendments to the Agreement.

     NOW, THEREFORE, for valuable consideration received to their mutual satisfaction, the Borrower and the Bank hereby agree as follows:

     1. Section 1 of the Agreement is hereby amended by deleting the definitions of "Borrowing Base" and "Termination Date" in their entirety and substituting the following in place thereof:

     "Borrowing Base" means an amount not in excess of the sum of the following:

          (a) Eighty percent (80 %) of the amount due and owing on Qualified Accounts Receivable, plus

          (b) Fifty percent (50%) of the cost or market value (whichever is lower) of Borrower's Qualified Inventory, up to a maximum of $2,000,000, less

          (c)  Reserves for Letters of Credit.

     "Termination Date" means September 30, 1998, or such earlier date on which the commitment of the Bank to make Advances pursuant to Section 2(a) hereof shall have been terminated pursuant to Section 9 of this Agreement.

     2. Section 2(a)(i) of the Agreement is hereby amended by (a) deleting the amount "Ten Million Dollars ($10,000,000)" from the sixth and seventh lines and inserting the amount "Fifteen Million Dollars ($15,000,000)" in place thereof, and (b) deleting the amount "Two Million Five Hundred Thousand Dollars ($2,500,000)" from the eighth and ninth lines and inserting the amount "Three Million Dollars ($3,000,000)" in place thereof.

     3. Section 2(c)(iii) of the Agreement is hereby amended by deleting it in its entirety and substituting the following in place thereof:

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
     "(iii) Borrower agrees to pay Bank a facility fee of Fifteen Thousand
          Dollars ($15,000) annually, paid quarterly in arrears in installments of Three Thousand Seven Hundred Fifty Dollars ($3,750) each on the last day of each March, July, September and December."

     4. Section 4(p) of the Agreement is hereby amended by deleting it in its entirety and substituting the following in place thereof:

     "(p) Borrower has its place of business or maintains its Inventory at the following locations: 1270 S.E. Monmouth Cut-Off Road, Dallas, Oregon 97338-9532; 7800 Pacific Avenue, White City, Oregon 97503; 12226 134th Court N.E., Redmond, Washington 98502; and 44358 Old Warm Springs Blvd., Fremont, California 94538."

     5. Section 5 of the Agreement is hereby amended by deleting subparts
(q),(z), (aa) and (dd) in their entirety and substituting the following in place thereof:

     "(q) shall not, without the prior written consent of Bank, borrow any money or, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain liable with respect to any indebtedness for borrowed money or advances other than (1) Borrower's Obligations, (2)Subject to the limitations provided in
          Section 5 (q) (5) below, any indebtedness of Borrower existing on the date hereof and not required by Bank to be prepaid as a condition to execution of this Agreement, (3) Subordinated Debt,
          (4) equipment leases as provided under Section 5(z) hereof, and
          (5) any other indebtedness for borrowed money (including indebtedness permitted under Section 5 (q) (2) above) in an amount not to exceed Twenty Million Dollars ($20,000,000).

     (t) shall not, without the prior written consent of Bank, mortgage, pledge, grant a security interest, or otherwise voluntarily place or permit to be placed any lien upon any assets of the Borrower except any security interest granted to or in favor of Bank; provided, however, Borrower may grant a security interest in any asset of Borrower not constituting collateral securing the Obligations all in connection with the indebtedness permitted in
          Section 5(q)(5) hereof.

     (z) shall not permit the amount of all rental and lease payments of the Borrower for any current or future period of twelve (12) consecutive months for real or personal property to be at any time in excess of $4,000,000.

     (aa) shall not permit the aggregate of its Tangible Net Worth to be at any time less than the sum of (a) $21,000,000.00 plus (b) fifty percent (50%) of the positive net income of the Borrower on a cumulative basis beginning with its quarter ending September 30, 1996;

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
     (dd) shall not permit the ratio of the sum of its earnings before interest, taxes, depreciation, amortization and lease payments (before any extraordinary gains or losses) to the sum of its interest, taxes, lease payments, current maturities and net capital spending, calculated at the same point in time, to be at any time, less than 1.1 to 1.0, measured on a rolling four (4) quarter basis. The calculation for said ratio shall not include the amount paid for the Circuit Technologies, Inc. and Trend Circuits, Inc., acquisitions and the impact of certain real estate transactions amounting, in the aggregate, of $7,300,000, by and between Robert Praegitzer and Borrower, (which transactions were consummated on or before April 30, 1996)

     6. Exhibit B to the Agreement is hereby amended by deleting it in its entirety and substituting the form attached hereto as Exhibit B-1. The Borrower hereby agrees that it will, contemporaneously with the execution of this Amendment, execute and deliver to the Bank a promissory note in the form of Exhibit B-1 to replace the promissory note currently held and owned by the Bank representing the Borrower's borrowings under the Agreement.

     7. Borrower shall pay Bank an amendment fee in the amount of Six Thousand Two Hundred Fifty Dollars ($6,250) payable on the date of execution of this Amendment.

     8. Except as herein specifically amended, directly or by reference, all of the terms and conditions set forth in the Agreement are confirmed and ratified and shall remain in full force and effect. This Amendment shall be construed in accordance with the laws of the State of Oregon, without regard to principles of conflict of laws.

     9. In consideration of this Amendment, Borrower hereby releases and discharges the Bank and its shareholders, directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, demands, liability, and causes of action whatsoever, now known or unknown, arising out of or in any way related to the extension or administration of the Loan, the Agreement or any mortgage or security interest related thereto.

     10. Borrower hereby represents and warrants to Bank that (a) Borrower has the legal power and authority to execute and deliver this Amendment;
(b) the officials executing this Amendment have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provisions of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; and (d) this Amendment constitutes a valid and binding obligation upon Borrower in every respect.

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
     Under Oregon law, most agreements, promises and commitments made by a bank after October 3, 1989 concerning loans or other credit extensions which are not for personal, family or household purposes or secured solely by the borrower's residence must be in writing, express consideration and be signed by the bank to be enforceable.

     IN WITNESS WHEREOF, the Borrower and the Bank have caused this Amendment to be executed by their duly authorized officers as of the 20th day of August, 1996.

BANK:                                  BORROWER:

KEY BANK OF WASHINGTON                 PRAEGITZER INDUSTRIES


By  James A. Taylor                    By: Matthew J. Bergeron
   -------------------------------         -------------------------------
Title:  Commercial Banking Officer     Title Senior Vice President
       ---------------------------           -----------------------------
                                       And   Robert L. Praegitzer
                                           -------------------------------
                                       Title   President
                                             -----------------------------

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
                           AMENDED AND RESTATED
                          MASTER PROMISSORY NOTE

$15,000,000.00                          Executed at ______________________
                                                         August 20th, 1996

On September 30, 1998, undersigned (herein called "Borrower") promises to pay to the order of KEY BANK OF WASHINGTON, (herein called `'Bank"), the sum of Fifteen Million Dollars ($15,000,000.00) or such lesser amount of Advances as shall have actually been borrowed by Borrower from Bank and not previously repaid, pursuant to the terms of a certain "Credit Facility and Security Agreement" by and between Borrower and Bank dated April 12, 1996, including any partial or total extension, restatement, renewal, amendment, and substitution thereof or therefor (herein called "Agreement") with interest payable at such interest rates and at such times as are specified in Section 2(a) of the Agreement.

Borrower has assigned to Bank all of Borrower's "Accounts Receivable" and has granted to Bank a security interest in all of Borrower's "Accounts Receivable", "Inventory", Cash Security", funds on deposit in the "Cash Collateral Account", certain other assets, and all "Proceeds", products, profits, and rents thereof, as security for the payment of this Note and all other "Obligations", as those terms are defined in Section 1 of the Agreement (all herein called "Obligations").

Upon the occurrence of any one or more "Events of Default", any and all Obligations shall, at the option of Bank, immediately become due and payable without demand, presentment, protest, or notice of any kind, all as provided in the Agreement.

Borrower expressly waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other person primarily or secondarily liable. Borrower understands and agrees that this Note is subject to and shall be construed according to the laws of the State of Oregon.

Reference is made to the Agreement for certain provisions concerning prepayment of this Note, rights of Bank and its successors and assigns with respect to this Note, and related matters. This Note is the "Master Promissory Note" referred to in the Agreement.

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
This Note is being executed and delivered as an amendment to and restatement of an existing Master Promissory Note executed by Borrower and dated April 12, 1996, and the execution and delivery of this Note shall not constitute a novation and shall not terminate or otherwise affect the first lien and security interest of the Bank in Borrower's property.

      Under Oregon law, most agreements, promises and commitments made by a bank after October 3, 1989 concerning loans or other credit extensions which are not for personal, family or household purpose or secured solely by the borrower's residence must be in writing, express consideration and be signed by the bank to be enforceable


                                       PRAEGITZER INDUSTRIES, INC.

                                       By: Matthew J. Bergeron
                                           -------------------------------
                                       Title Senior Vice President
                                             -----------------------------

                                       By:  Robert L. Praegitzer
                                           -------------------------------
                                       Title:  President
                                             -----------------------------

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